EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Annual Report on Form 10-K of our report dated February 3, 2005 on the consolidated balance sheets of Logan County BancShares, Inc. as of December 31, 2004 and 2003 and the related consolidated statements of income, changes in stockholders’ equity and cash flows for years then ended.  Said report appears in this Form 10-K under Part II, Item 8.

/s/ S. R. Snodgrass, A.C.

Wheeling, West Virginia
March 28, 2005